EX-99.77Q1(g)

Form of Plan of Reorganization for Rydex U.S. Government Money Market Fund acquisition of Security Cash.

Incorporated herein by reference to Rydex Series Funds, U.S. Government Money Market Fund’s 497 filing May 15, 2009.